EXHIBIT 5.2

Fulbright Tower — 1301 McKinney, Suite 5100 — Houston, Texas 77010-3095

Main: 713 651 5151 — Facsimile: 713 651 5246

June 19, 2012

Chicago Bridge & Iron Company N.V.

Oostduinlaan 75

2596 JJ The Hague

The Netherlands

Ladies and Gentlemen:

We have acted as counsel to Chicago Bridge & Iron Company N.V., a Netherlands corporation (the “Corporation”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Corporation from time to time, pursuant to Rule 415 under the Securities Act, of (i) common stock of the Company, EUR 0.01 par value per share (the “Common Stock”), (ii) unsecured debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”), and (iii) warrants to purchase Common Stock or other securities (the “Warrants”). The Common Stock, Debt Securities and Warrants are collectively referred to herein as the “Securities.”

We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Registration Statement (each a “Prospectus Supplement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the form of Subordinated Indenture under which the Subordinated Debt Securities will be issued (the “Subordinated Indenture”); (iii) the form of Senior Indenture under which the Senior Debt Securities will be issued (the “Senior Indenture”); and (iv) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate. The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures” and each, an “Indenture.”

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby; (vi) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vii) any supplemental indentures relating to the Debt Securities will be duly authorized, and any Indentures or supplemental indentures will be duly executed and delivered by the parties thereto; (viii) each person signing the supplemental indentures will have the legal capacity and authority to do so; (ix) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto; and (x) any Securities issuable upon conversion, exchange or exercise of any series of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

With respect to the Debt Securities, when (i) the applicable Indenture and supplemental indenture, if any, relating to the Debt Securities have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Corporation has taken all necessary action to approve the issuance and terms of such Debt Securities; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and supplemental indenture, if any, and offered, issued and sold as contemplated in the Registration Statement, upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Corporation, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

The foregoing opinions expressed herein are further subject to, and qualified by, the following assumptions, exceptions, qualifications and limitations:

1. The opinions expressed in clause (iv) above are subject to the following:

The enforceability of each of the Debt Securities referred to in clause (iv) above may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, conservatorship, receivership, fraudulent conveyance or transfer or similar laws (including court decisions) relating to or affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) general principles of equity, including, without limitation, requirements of good faith, fairness and reasonableness, and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding in equity or at law), (c) the refusal of a particular court to grant (1) equitable remedies, including, without limitation, specific performance and injunctive relief, or (2) a particular remedy sought by a creditor under any document governing the terms of the applicable Debt Security as opposed to another remedy provided for therein or another remedy available at law or in equity and (d) judicial discretion.

2. We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification or exculpation provisions to the extent they purport to relate to liabilities resulting from or based upon negligence, willful misconduct or any violation of federal or state securities or blue sky laws.

3. The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.

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